Exhibit 99.1

BM Technologies Provides Update on Partnership with First Carolina Bank

RADNOR, PA, July 21, 2023 - BM Technologies, Inc. (NYSE American: BMTX) (the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers, today provided an update on the previously announced Partnership with First Carolina Bank (“FCB”) for its Higher Education business.

The Company continues to actively work on the transfer of its Higher Education customer deposits from Customers Bank to FCB; however, as of July 15, 2023, the outside date for exclusivity, the regulatory review process is continuing and the transfer has not yet occurred.

The Company expects Core EBITDA results to be negatively impacted by approximately $1.0 - $1.5 million1 per month due to the delayed transfer and the continued challenging economic and interest rate environment.

Based on feedback received to date, BMTX remains optimistic that the regulatory review will be completed during the third quarter of 2023 with expected transfer of customer deposits thereafter. The Company will provide further updates once the regulatory review has been completed and the transfer of its Higher Education customer deposits has been initiated.

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected timing and impact of the delay in the transfer of our Higher Education customer deposits from Customers Bank to FCB. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on Management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

[1]	The Company previously estimated Core EBITDA of approximately $14 million for the 2023 fiscal year. This prior estimate will be reduced for each month of delay. The Company has not reconciled the forward-looking non-GAAP measure above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BaaS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

Contact Information

Investors:
Jim Dullinger, Chief Financial Officer
BM Technologies, Inc.
jdullinger@bmtx.com

Media Inquiries:
Brigit Hennaman
Rubenstein Public Relations, Inc.
bhennaman@rubensteinpr.com